Exhibit 99.1

Atlassian Announces Completion of its Redomiciliation to the United States

Team Anywhere / San Francisco (October 3, 2022)–Atlassian Corporation (NASDAQ: TEAM), a leading provider of team collaboration and productivity software, today announces the completion of the company’s redomiciliation from the United Kingdom to the United States.

The High Court of Justice in England and Wales sanctioned the scheme of arrangement under Part 26 of the Companies Act 2006 (the “Scheme”) pursuant to which Atlassian Corporation has become the new Delaware incorporated holding company of Atlassian Corporation Plc and its subsidiaries. Following the delivery on September 30, 2022 of the Court Order to the Registrar of Companies in the United Kingdom, the Scheme became effective.

The last day of trading in the Atlassian Corporation Plc Class A ordinary shares on the Nasdaq Global Select Market (“Nasdaq”) was September 30, 2022. Upon the effectiveness of the Scheme, each outstanding Class A ordinary share and Class B ordinary share of Atlassian Corporation Plc was cancelled and exchanged for one share of common stock of Atlassian Corporation of the corresponding class, and Atlassian Corporation Plc became a subsidiary of Atlassian Corporation. Trading in the shares of Class A common stock of Atlassian Corporation on Nasdaq will commence on October 3, 2022 under the ticker symbol “TEAM,” which was the symbol for the Class A ordinary shares of Atlassian Corporation Plc.

Atlassian believes the redomiciliation into the United States will increase access to a broader set of investors, support inclusion in additional stock indices, improve financial reporting comparability with industry peers, streamline its corporate structure, and provide more flexibility in accessing capital. The company does not anticipate any impact on employees, day-to-day business and operations, or services to customers as a result of the redomiciliation.

Atlassian Corporation will be subject to the reporting requirements of the U.S. Securities and Exchange Commission (“SEC”) as a domestic issuer and applicable exchange rules of Nasdaq. Further details regarding the implementation of the redomiciliation can be found in filings made today with the SEC.

Forward Looking Statements

Any statements in this press release about Atlassian’s future expectations, plans and prospects, including but not limited to, statements about the timing for the Class A common stock of Atlassian Corporation to begin trading on Nasdaq, potential benefits of the redomiciliation and other statements containing the words “anticipate,” “believe,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: those factors discussed in the “Risk Factors” section of filings that the company makes with the SEC, including Atlassian Corporation Plc’s most recent Annual Report on Form 20-F and proxy statement on Form 6-K furnished with the SEC on July 11, 2022. Accordingly, readers should not place undue reliance on forward-looking statements or information. In addition, any forward-looking statements included in this press release represent our views only as of the date of this release and should not be relied upon as representing our views as of any subsequent date. Atlassian specifically disclaims any obligation to update any forward-looking statements included in this press release.

About Atlassian

Atlassian unleashes the potential of every team. Our team collaboration and productivity software helps teams organize, discuss, and complete shared work. Teams at more than 240,000 customers, across large and small organizations–including Bank of America, Redfin, NASA, Verizon, and Dropbox—use Atlassian’s project tracking, content creation and sharing, and service management products to work better together and deliver quality results on time. Learn more about our products, including Jira Software, Confluence, Jira Service Management, Trello, Bitbucket, and Jira Align at https://atlassian.com/.

Investor Relations Contact

Martin Lam

IR@atlassian.com

Media Contact

Marie-Claire Maple

press@atlassian.com